EXHIBIT 21.1

Note: Korn Ferry or one of its Subsidiaries has 100% ownership of the Subsidiaries listed below, except for Agensi Pekerjaan Korn Ferry (49%), Korn Ferry Mexico, S.C. (49%), Hay Group S.C. and Hay Group, S.R.L. are wholly owned subsidiaries of Korn Ferry Mexico, S.C.

Subsidiaries		Jurisdiction
1.	Korn Ferry International S.A.	Argentina
2.	Korn Ferry Futurestep Argentina S.R.L.	Argentina
3.	Korn/Ferry (AU) Pty Limited	Australia
4.	Futurestep (Australia) Pty Ltd	Australia
5.	Korn/Ferry International GmbH	Austria
6.	Korn/Ferry International Futurestep (Belgium) BVBA	Belgium
7.	Korn/Ferry International Consultoria Ltda.	Brazil
8.	Korn Ferry (CA) Ltd	Canada
9.	Korn/Ferry International S.A.	Chile
10.	Korn/Ferry International Human Capital Consulting (Beijing) Limited	Beijing, China
11.	Guangzhou Korn/Ferry Human Capital Company Ltd.	Guangzhou, China
12.	Korn/Ferry (Shanghai) Human Capital Consulting Co., Ltd.	Shanghai, China
13.	PuDe Management Consulting Co. Ltd.	Shanghai, China
14.	Futurestep (Shanghai) Talent Consulting Company Limited	China
15.	Korn/Ferry International – Colombia	Colombia
16.	Korn/Ferry International A/S	Denmark
17.	Korn/Ferry International SAS	France
18.	Korn/Ferry International Futurestep (France) SARL	France
19.	Korn/Ferry International GmbH	Germany
20.	Futurestep Germany GmbH	Germany
21.	Korn/Ferry International SA	Greece
22.	Korn/Ferry International (H.K.) Limited	Hong Kong
23.	Futurestep (Hong Kong) Ltd.	Hong Kong
24.	Korn/Ferry International Budapest Individual Consulting and Service Ltd.	Hungary
25.	PDI Hungary, Kft.	Hungary
26.	Korn/Ferry International Private Limited	India
27.	Futurestep Recruitment Services Private Limited.	India
28.	Personnel Decisions International India Pvt. Limited	India
29.	PT. Korn/Ferry International	Indonesia
30.	Korn/Ferry International S.R.L.	Italy
31.	Futurestep (Italia) S.r.l.	Italy
32.	Nihon Korn/Ferry International K.K.	Japan
33.	Futurestep (Japan) K.K.	Japan
34.	Korn/Ferry International (Korea) Limited	Korea
35.	Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd.	Malaysia
36.	Agensi Pekerjaan Korn Ferry (M) Sdn. Bhd.	Malaysia
37.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius
38.	Korn Ferry Mexico, S.C.	Mexico
39.	Korn Ferry International NZ Limited	New Zealand
40.	Futurestep (New Zealand) Ltd.	New Zealand

Subsidiaries		Jurisdiction
41.	Korn Ferry A/S	Norway
42.	Korn/Ferry International – Peru S.A.	Peru
43.	Korn/Ferry International Sp.z.o.o.	Poland
44.	Korn/Ferry International Futurestep (POLSKA) Sp.z.o.o.	Poland
45.	Korn/Ferry International Pte. Ltd.	Singapore
46.	Futurestep (Singapore) Pte Limited	Singapore
47.	Korn/Ferry International S.A.	Spain
48.	Futurestep (Espana), S.L.	Spain
49.	Korn/Ferry International AB	Sweden
50.	Personnel Decisions International Scandinavia A.B.	Sweden
51.	Korn Ferry (Schweiz) GmbH	Switzerland
52.	Korn/Ferry International (Taiwan) Co. Limited	Taiwan
53.	Korn/Ferry International Musavirlik Limited Sirketi	Turkey
54.	Futurestep (UK) Limited	United Kingdom
55.	Korn/Ferry International Limited	United Kingdom
56.	KFI (UK) Limited	United Kingdom
57.	Korn Ferry WHM LLP	United Kingdom
58.	Korn Ferry Whitehead Mann (UK) Limited	United Kingdom
59.	Personnel Decisions International, Europe Limited	United Kingdom
60.	Personnel Decisions International UK Ltd	United Kingdom
61.	Korn Ferry Global Holdings (UK) Limited	United Kingdom
62.	Korn Ferry GH1 Limited	United Kingdom
63.	Korn Ferry (US)	United States, Delaware
64.	Korn Ferry Global Holdings, Inc.	United States, Delaware
65.	Sensa Solutions, Inc.	United States, Virginia
66.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela
67.	Korn Ferry Hay Group N.V./S.A.	Belgium
68.	Korn Ferry s.r.o.	Czech Republic
69.	Hay Group Oy	Finland
70.	Hay France S.A.	France
71.	Korn Ferry Hay Group S.A.	France
72.	Hay Group GmbH	Germany
73.	Hay Group S.A.	Greece
74.	Hay Group Management Consultants Ltd.	Hungary
75.	Korn Ferry (IE) Limited	Ireland
76.	Hay Management Consultants Ireland Ltd.	Ireland
77.	Hay Group S.r.l.	Italy
78.	Hay Group UAB	Lithuania
79.	HG (Luxembourg) S.a.r.l.	Luxembourg
80.	Talent Q International Ltd.	Malta
81.	Talent Q Distribution Ltd.	Malta
82.	Korn Ferry Advisory (NL) B.V.	Netherlands
83.	Korn Ferry Investments B.V.	Netherlands
84.	Korn Ferry Management B.V.	Netherlands

Subsidiaries		Jurisdiction
85.	Hay Group AS	Norway
86.	Hay Group Sp.Z o.o	Poland
87.	Korn Ferry S.A.	Portugal
88.	Hay Group LLC	Qatar
89.	Korn Ferry SRL	Romania
90.	OOO Hay Group	Russia
91.	Hay Group Saudi Arabia Ltd.	Saudi Arabia
92.	Korn Ferry (SK) s.r.o.	Slovakia
93.	Korn Ferry (Pty) Ltd.	South Africa
94.	Hay Group S.A.	Spain
95.	Hay Group AB	Sweden
96.	Hay Group Danismanlik Limited Sirketi	Turkey
97.	Hay Group LLC	Ukraine
98.	Korn Ferry (UK) Limited	United Kingdom
99.	Hay Group UK Holdings Limited	United Kingdom
100.	Hay Group Intermediary Limited	United Kingdom
101.	Talent Q Limited	United Kingdom
102.	Korn Ferry Hay Group Pty. Limited	Australia
103.	Hay Group Co., Ltd.	China
104.	Hay Group Limited	Hong Kong
105.	Hay Consultants India Private Ltd.	India
106.	Talent Q India Private Ltd.	India
107.	PT Hay Group	Indonesia
108.	Korn Ferry Hay Group K.K.	Japan
109.	Hay Group Sdn. Bhd.	Malaysia
110.	Korn Ferry Hay Group Limited	New Zealand
111.	Korn Ferry Hay Group Pte Ltd.	Singapore
112.	Hay Group Ltd.	South Korea
113.	Hay Group Limited	Thailand
114.	Hay Group Consulting Limited Liability	Vietnam
115.	Hay Argentina S.A.	Argentina
116.	Hay do Brasil Consultores Ltda.	Brazil
117.	Hay Group Limitada	Chile
118.	Hay Group Ltda	Colombia
119.	Korn Ferry CR S.R.L.	Costa Rica
120.	Hay Group S.C.	Mexico
121.	Hay Group S.A.	Peru
122.	Hay Group Venezuela, S.A.	Venezuela
123.	Korn Ferry GP Ventures LLC	United States, Delaware
124.	Korn Ferry Global Ventures LP	United Kingdom
125.	Korn Ferry (NL) BV	Netherlands
126.	Korn Ferry Global Ventures 2 LP	United Kingdom
127.	Korn Ferry GP Ventures 2 LLC	United States
128.	Korn Ferry NL91 B.V.	Netherlands

Subsidiaries		Jurisdiction
129.	Korn Ferry Futurestep (The Philippines) Inc.	Philippines
130.	Korn/Ferry (Thailand) Limited	Thailand
131.	Personnel Decisions International India Corporation	United States. Minnesota
132.	Inversiones Korn/Ferry International, C.A.	Venezuela
133.	Korn Ferry (Luxembourg) S.A.R.L.	Luxembourg
134.	Korn Ferry Bulgaria EOOD	Bulgaria
135.	Korn/Ferry International Executive Recruitment (Thailand) Limited	Thailand